Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Steven Madden, Ltd. on Form S-8 (333-117667), Form S-8 (333-117666), Form S-8
(333-106746), Form S-8 (333-98067), Form S-8 (333-68712), Form S-8 (333-40924),
Form S-3 (333-91127), Form S-8 (333-86903), Form S-8 (333-59995), Form S-3/A
(333-59295), Form S-3/A (333-46441), Form S-8 (333-39335), Form S-8 (333-16381)
and Form S-8 (333-05773) of our report dated March 31, 2005 on our audit of Management's Annual Report on Internal Control Over Financial Reporting and the effectiveness of internal control over financial reporting of Steven Madden, Ltd. included in its 2004 Annual Report on Form 10-K/A.

We also consent to the reference to our firm in the Registration Statements on Form S-3 under the caption "Experts."


/s/ Eisner LLP

New York, New York
April 7, 2005